FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume. ov

Filed in the Office of	Business Number E52187672025-I
	Filing Number 20255218796
Secretary of State State Of Nevada	Filed On 10/3/2025 12:06:00 PM
	Number of Pages 4

Mereditl

ABOVE SPACE IS FOR OFFICE USE ONLY

Articles of Conversion/Exchange/Merger

NRS 92A.200 and 92A.205

This filing completes the following: [g] Conversion D Exchange O Merger

TYPE OR PRINT· USE DARK INK ONLY· DO NOT HIGHLIGHT

1. Entity Information: (Constituent, Acquired or Merging)

Entity Name:
VenHub Global, Inc.
Jurisdiction: Delaware Entity Type*: Corporation

If moro than one entity being acquired or merging please attach additional page.

2. Entity Information: (Resulting, Acquiring or Surviving)

Entity Name:
VenHub Global, Inc.
Jurisdiction: Nevada Entity Type*: Corporation

3. Plan of Conversion, Exchange or Merger: (select one box)

D The entire plan of conversion, exchange or merger is attached to these articles.

1B) The complete executed plan of conversion is on file at the registered office or principal place of business of the resulting entity. The entire plan of exchange or merger is on file at the registered office of the acquiring corporation, limited-liability company or business trust, or at the records office address if a limited partnership, or other place of business of the acquiring entity **(NRS** 92A.200).

D The complete executed plan of conversion for the resulting domestic limited partnership is on file at the records office required by NRS 88.330. (Conversion only)

4. Approval: (If more than one entity being acquired or merging please attach additional approval page.)

Exchange/Merger:
Owner's approval (NRS 92A.200) (options a, b or c must be used for each entity)

☐ A Owner's approval was not required from the:
0 Acquired/merging
0 Acquiring/surviving

☐ B. The plan was approved by the required consent of the owners of:
O Acquired/merging
0 Acquiring/surviving

☐ C. Approval of plan of exchange/merger for Nevada non-profit corporation (NRS 92A.160):
Non-profit Corporations only: The plan of exchange/merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation.
0 Acquired/merging
D Acquiring/surviving

Name of acquired/merging entity

Name of acquiring/surviving entity

5. Effective Date and Time: (Optional)

Date: Time:
(must not be later than 90 days after the certificate is filed)

* *corporation, limited partnership, limited-liability limited partnership, limited-liability company or business frost.*